UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction	(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2017, immediately following the Annual Meeting of Stockholders (the "Annual Meeting") of AAON, Inc. (the "Company"), Jerry R. Levine completed his current term and retired from the Company's Board of Directors. Mr. Levine's decision to not stand for re-election to the Board of Directors is not as a result of any disagreement with the Company. Stephen O. LeClair was elected to the Board of Directors (as disclosed in Item 5.07 below). Mr. LeClair was appointed as a member of the Compensation Committee and Audit Committee, each effective May 16, 2017. Mr. LeClair will be compensated in accordance with the Company's director compensation program as in effect from time to time. Additionally, Jack E. Short was re-elected to the Board of Directors. A copy of the Company's press release reporting these changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 16, 2017, the Company held its Annual Meeting. At the Annual Meeting, the Company's stockholders (i) elected each of the nominees listed below to the Company's Board of Directors to serve until the 2020 Annual Meeting of Stockholders, or until their respective successors are elected and qualified; (ii) ratified the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017; (iii) approved, on an advisory basis, the compensation of the Company's named executive officers and (iv) approved, on an advisory basis, the frequency of future advisory votes on executive compensation once every three years. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Nominees:	For	Against	Abstain	Broker Non-Votes
Stephen O. LeClair	46,452,649	385,737	18,883	3,588,836
Jack E. Short	46,631,954	206,478	18,837	3,588,836

(ii) The voting results with respect to the ratification of the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 were as follows:

For	Against	Abstain	Broker Non-Votes
49,997,734	431,917	16,454	—

(iii) The voting results with respect to the approval, on an advisory basis, of the compensation of the Company's named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
45,127,570	1,499,511	230,188	3,588,836

(iv) The voting results with respect to the approval, on an advisory basis, the frequency of future advisory votes on executive compensation every three years were as follows:

Votes for One Year	Votes for Two Years	Votes for Three Years	Abstain	Broker Non-Votes
20,713,923	3,751,205	22,357,579	34,562	—

Item 8.01    Other Events.

The Company today announced that, at the May 16, 2017 Board of Directors meeting following the Annual Meeting, its Board of Directors declared a regular semi-annual cash dividend of $0.13 per share. The dividend will be paid to stockholders of record as of the close of business on June 9, 2017, with a payment date of July 7, 2017.

A copy of the Company's press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated May 17, 2017 announcing semi-annual cash dividend and changes to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	May 17, 2017	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary